UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

August 15, 2013
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Amendment of Forest Laboratories, Inc.’s 2007 Equity Incentive Plan

On May 21, 2013, the Board of Directors (the “Board”) of Forest Laboratories, Inc. (the “Company”) approved amendments to the Company’s 2007 Equity Incentive Plan (the “Equity Plan”), certain of which were subject to approval of the Company’s stockholders (the “Plan Amendments”).  On August 15, 2013, at the 2013 Annual Meeting of Stockholders of the Company (the “2013 Annual Meeting”), the Company’s stockholders approved the following Plan Amendments: (i) increased the total number of shares covered by the Equity Plan by 28,000,000 shares to 56,950,000 shares; (ii) with respect to Equity Plan awards granted on or after the date of the 2013 Annual Meeting, modified the share counting provisions applicable to grants of stock and stock equivalent units (“Stock Units”); (iii) made shares associated with Stock Units which terminate or are settled without the delivery of the shares to the grantee and are not cash settled available for further grants; (iv) provided the Compensation Committee of the Board the authority to adopt reasonable share counting procedures; (v) expanded the rule applicable to Non-Incentive Stock Options that extends an employee’s option exercise period following such employee’s termination date for the period in which such employee is providing services to the Company as a non-employee director or consultant of the Company to cover Incentive Stock Options; and (vi) expanded the delineated list of performance measures that can be utilized in setting performance criteria for awards subject to performance-based vesting conditions.

A more detailed description of the Plan Amendments is set forth in the Company’s 2013 definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on July 8, 2013, under the caption “PROPOSAL 3 | APPROVAL OF AMENDMENTS TO THE 2007 EQUITY INCENTIVE PLAN”, which description is incorporated herein by reference. The foregoing summary of the Plan Amendments, as well as the summary of the Plan Amendments disclosed in the Proxy Statement, are qualified in their entirety by reference to the full text of the Equity Plan, which is filed as Exhibit 10.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting, the Company’s stockholders voted on the following four proposals:

1. The election of eleven director nominees to serve as members of the Board until the Company’s next Annual Meeting of Stockholders, or until his or her successor has been elected or appointed (“Proposal 1”);

2. The approval (on an advisory basis) of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure (“Proposal 2”);

3. The approval of certain amendments to the Equity Plan (“Proposal 3”), as disclosed in the Proxy Statement; and

4. The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 (“Proposal 4”).

A final voting report was produced by Broadridge Financial Services, Inc. (“Broadridge”), the independent inspector of election for the 2013 Annual Meeting, certifying the following results.

Proposal 1 – Election of Directors. Each of the following eleven director nominees was elected by a majority of votes cast as directors for terms expiring at the Company’s next Annual Meeting of Stockholders, or until his or her successor has been elected or appointed:  Howard Solomon, Nesli Basgoz, M.D., Christopher J. Coughlin, Kenneth E. Goodman, Vincent J. Intrieri, Pierre Legault, Gerald M. Lieberman, Lawrence S. Olanoff, M.D., Ph.D., Lester B. Salans, M.D., Brenton L. Saunders and Peter J. Zimetbaum, M.D.

The final voting results from the 2013 Annual Meeting as reported by Broadridge are provided below.
Name	For	Against	Abstain	Broker Non-Votes
Howard Solomon	219,612,835	3,752,872	4,009,466	11,225,898
Nesli Basgoz, M.D.	222,814,111	4,309,301	251,761	11,225,898
Christopher J. Coughlin	222,405,492	4,712,023	257,658	11,225,898
Kenneth E. Goodman	223,698,043	3,426,016	251,114	11,225,898
Vincent J. Intrieri	223,774,506	3,344,147	256,520	11,225,898
Pierre Legault	224,728,658	2,390,000	256,515	11,225,898
Gerald M. Lieberman	210,714,757	16,407,785	252,631	11,225,898
Lawrence S. Olanoff, M.D., Ph.D.	217,195,329	9,926,011	253,833	11,225,898
Lester B. Salans, M.D.	224,002,543	3,111,520	261,110	11,225,898
Brenton L. Saunders	222,409,113	4,714,519	251,541	11,225,898
Peter J. Zimetbaum, M.D.	223,049,520	4,073,340	252,313	11,225,898

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure.

For	Against	Abstain	Broker Non-Votes
218,074,510	8,759,342	541,321	11,225,898

Proposal 3 – Approval of Certain Amendments to the Equity Plan. The stockholders approved certain amendments to the Equity Plan, as disclosed in the Proxy Statement.  The amendments to the Equity Plan are described under Item 5.02(e), above.

For	Against	Abstain	Broker Non-Votes
204,012,121	23,158,806	204,246	11,225,898

Proposal 4 – Ratification of Independent Auditors. The stockholders ratified the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2014.  Broadridge has advised the Company that there were no broker non-votes for Proposal 4.

For	Against	Abstain	Broker Non-Votes
237,636,152	785,286	179,633	N/A

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number                                                                Description
10.1                                                                2007 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2013

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                              Description
10.1                                           2007 Equity Incentive Plan, as amended